Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SmartKem, Inc.

Manchester, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-269557, 333-264184, 333-254904) of our report dated March 30, 2023 relating to the consolidated financial statements of SmartKem, Inc., which appears in the Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding SmartKem, Inc.’s ability to continue as a going concern.

/s/ BDO LLP

BDO LLP

Manchester, United Kingdom

March 30, 2023